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                                                                    EXHIBIT 10.4


                              TAX SHARING AGREEMENT


         This TAX SHARING AGREEMENT (this "AGREEMENT"), dated as of September 19, 2002, by and among SWIFT FOODS COMPANY, a Delaware corporation ("PARENT"), SWIFT & COMPANY, a Delaware corporation and an indirect wholly owned subsidiary of Parent ("PROCESSING"), SWIFT CATTLE HOLDCO, INC., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("FEEDING"), and MONFORT FINANCE COMPANY, INC., a Colorado corporation ("CATTLECO").

                                   WITNESSETH:

         WHEREAS, Feeding and certain of its subsidiaries and Processing and certain of its subsidiaries will be included in the consolidated federal income Tax Returns filed by Parent, and one or more Members of the Parent Group, the Processing Group and the Feeding Group will be included with one or more Members of another Group in state and local consolidated, unitary or combined Tax Returns;

         WHEREAS, Parent on behalf of itself and the Parent Group, Processing, on behalf of itself and the Processing Group, and Feeding, on behalf of itself and the Feeding Group, wish to provide for the allocation between the Parent Group, the Processing Group and the Feeding Group of all responsibilities, liabilities and benefits relating to or affecting Taxes paid or payable and Tax Returns filed or required to be filed by any of them on or after the Effective Date and to provide for certain other matters; and

         NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "ACTUALLY REALIZED" or "ACTUALLY REALIZES" means, for purposes of determining the timing of any Taxes (or related Tax cost or benefit) relating to any payment, transaction, occurrence or event (including any Tax Refund), the time at which the amount of Taxes payable by such person is increased above or reduced below, as the case may be, the amount of Taxes that such person would be required to pay but for such payment, transaction, occurrence or event.

         "ADJUSTMENT" means an adjustment of any Tax Item as part of a Final Determination.


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         "AFFILIATE" means with respect to each party to this Agreement, a person that, directly or indirectly, through one or more intermediaries, is controlled by such party; provided, however, that Affiliates of Processing and Affiliates of Feeding shall not be deemed to be Affiliates of Parent for purposes of this Agreement.

         "CATTLE FEEDING OPERATIONS" shall have the meaning provided in the Stockholders Agreement and shall also include the business of Feeding.

         "CODE" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted Federal Tax laws.

         "COMBINED TAXES" means all Taxes due with respect to any combined, consolidated or unitary state, or local Tax liability with respect to Joint Tax Returns.

         "DIVESTITURE" shall have the meaning provided in Section 2.4.1 of the Stockholders Agreement.

         "EFFECTIVE DATE" means September 19, 2002.

         "FEEDING GROUP" means Feeding and its Affiliates.

         "FEEDING GROUP ANNUAL FEDERAL INCOME TAX PAYMENT" means, with respect to any Parent Affiliated Group consolidated federal income Tax Return filed after the Effective Date, an amount equal to (i) the Feeding Group Consolidated Income Tax Liability for federal income Taxes for the taxable year included in such Tax Return, less (ii) the Feeding Group Quarterly Federal Income Tax Payments made or caused to be made by Feeding to or at the direction of Parent for such taxable year, plus (iii) the Feeding Group Quarterly Federal Income Tax Payments made or caused to be made by Parent to or at the direction of Feeding for such taxable year.

         "FEEDING GROUP CONSOLIDATED INCOME TAX LIABILITY" means, with respect to any Joint Tax Return relating to Income Taxes, the Feeding Group's allocable share of the Taxes with respect to such return determined in a manner analogous to that set forth in Treasury Regulation Sections 1.1502-33(d)(3) and 1.1552-1(a)(2) determined by treating each Group as a single member of an affiliated group that files a consolidated return. For purposes of such allocation, the fixed percentage of additional amounts to be allocated under Treasury Regulation Section 1.1502-33(d)(3)(i) shall be 100%. The Feeding Group Consolidated Income Tax Liability, if positive, shall represent a liability of the Feeding Group to the Parent Group under Article III and, if negative, shall represent a liability of the Parent Group to the Feeding Group under Article III.

         "FEEDING GROUP CONSOLIDATED NON-INCOME TAX LIABILITY" means with respect to any Joint Tax Return relating to Non-Income Taxes, an amount equal to
(a) the Combined Taxes due with respect to such Tax Return, multiplied by (b) a fraction, the numerator of which is the Separate




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Return Tax Liability of the Feeding Group with respect to such Tax Return and the denominator of which is the sum of the Separate Return Tax Liabilities of all Groups with respect to such Tax Return.

         "FEEDING GROUP QUARTERLY FEDERAL INCOME TAX PAYMENT" means, with respect to any Parent Affiliated Group consolidated federal income Tax Return filed after the Effective Date, on any date on which federal estimated income tax payments are due with respect to such Tax Return, an amount equal to (i)(A) the estimated Feeding Group Consolidated Income Tax Liability for federal income Taxes for the taxable year included in such return, multiplied by (B) a fraction, the numerator of which is the number of current and previous estimated federal estimated income tax payment dates for such taxable year and the denominator of which is four, less (ii) any payments previously made or caused to be made by Feeding to or at the direction of Parent for such taxable year pursuant to Section 3.1(a)(ii)(B), and plus (iii) any payments previously made or caused to be made by Parent to or at the direction of Feeding for such taxable year pursuant to Section 3.1(a)(ii)(B).

         "FEEDING TAX ITEM" means a Tax Item solely attributable to the Feeding Group.

         "FINAL DETERMINATION" means the final resolution of any tax liability (including all related interest and penalties) for a taxable period. A Final Determination shall result from the first to occur of:

                  (i) The expiration of 30 days after official IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on IRS Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions), unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid or to be paid pursuant to the Waiver or comparable form by the filing of a timely claim for refund;

                  (ii) a decision, judgment, decree, or other order by a court of competent jurisdiction that has become final and is not subject to further judicial review (by appeal or otherwise);

                  (iii) the execution of a closing agreement under section 7121 of the Code or the official acceptance by the IRS of an offer in compromise under section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

                  (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or any other taxing authority with which a claim for refund could be or was filed;


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                  (v) any other final disposition of the tax liability for
         such period by reason of the expiration of the applicable statute of limitations; or

                  (vi) any other event that the parties agree is a final and irrevocable determination of the liability at issue.

         "GROUP" means the Parent Group, the Processing Group or the Feeding Group, as the context provides.

         "INCOME TAX" means any Tax based upon, measured by, or calculated with respect to (i) net income or profits (including, but not limited to, any capital gains, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real property gains, real or personal property, gross or net receipts, transfer or similar Taxes) or (ii) multiple bases (including, but not limited to, corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (i) above.

         "IRS" means the Internal Revenue Service.

         "JOINT TAX RETURN" means any Tax Return that includes a Member of two or more Groups.

         "MEMBER", with respect to the Parent Group, means Parent and Parent's Affiliates, with respect to the Processing Group, means Processing and Processing's Affiliates, and with respect to the Feeding Group, means Feeding and Feeding's Affiliates.

         "NON-INCOME TAX" means any Tax other than an Income Tax.

         "PARENT GROUP" means Parent and its Affiliates other than Processing and Processing's Affiliates and Feeding and Feeding's Affiliates.

         "PARENT AFFILIATED GROUP" means the affiliated group of corporations within the meaning of Section 1504(a) of the Code of which Parent is the common parent.

         "PARENT TAX ITEM" means a Tax Item that is attributable to the Parent Group.

         "PROCESSING GROUP" means Processing and its Affiliates.

         "PROCESSING TAX ITEM" means a Tax Item that is attributable to the Processing Group.

         "PROCESSING GROUP ANNUAL FEDERAL INCOME TAX PAYMENT" means, with respect to any Parent Affiliated Group consolidated federal income Tax Return filed after the Effective Date, an amount equal to (i) the Processing Group Consolidated Income Tax Liability for federal income



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Taxes for the taxable year included in such Tax Return, less (ii) the Processing
Group Quarterly Federal Income Tax Payments made or caused to be made by Processing to or at the direction of Parent for such taxable year, plus (iii) the Processing Group Quarterly Federal Income Tax Payments made or caused to be made by Parent to or at the direction of Processing for such taxable year.

         "PROCESSING GROUP CONSOLIDATED INCOME TAX LIABILITY" means, with respect to any Joint Tax Return relating to Income Taxes, the Processing Group's allocable share of the Taxes with respect to such return determined in a manner analogous to that set forth in Treasury Regulation Sections 1.1502-33(d)(3) and 1.1552-1(a)(2) determined by treating each Group as a single member of an affiliated group that files a consolidated return. For purposes of such allocation, the fixed percentage of additional amounts to be allocated under Treasury Regulation Section 1.1502-33(d)(3)(i) shall be 100%. The Processing Group Consolidated Income Tax Liability, if positive, shall represent a liability of the Processing Group to the Parent Group under Article III and, if negative, shall represent a liability of the Parent Group to the Processing Group under Article III.

         "PROCESSING GROUP CONSOLIDATED NON-INCOME TAX LIABILITY" means with respect to any Joint Tax Return relating to Non-Income Taxes, an amount equal to
(a) the Combined Taxes due with respect to such Tax Return, multiplied by (b) a fraction, the numerator of which is the Separate Return Tax Liability of the Processing Group with respect to such Tax Return and the denominator of which is the sum of the Separate Return Tax Liabilities of all Groups with respect to such Tax Return.

         "PROCESSING GROUP QUARTERLY FEDERAL INCOME TAX PAYMENT" means, with respect to any Parent Affiliated Group consolidated federal income Tax Return filed after the Effective Date, on any date on which federal estimated income tax payments are due with respect to such Tax Return, an amount equal to (i)(A) the estimated Processing Group Consolidated Income Tax Liability for federal income Taxes for the taxable year included in such return, multiplied by (B) a fraction, the numerator of which is the number of current and previous estimated federal estimated income tax payment dates for such taxable year and the denominator of which is 4, less (ii) any payments previously made or caused to be made by Processing to or at the direction of Parent for such taxable year pursuant to Section 3.1(a)(ii)(A), and plus (iii) any payments previously made or caused to be made by Parent to or at the direction of Processing for such taxable year pursuant to Section 3.1(a)(ii)(A).

         "REPRESENTATIVES" shall mean directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

         "SEPARATE RETURN TAX LIABILITY" of a Group with respect to a Joint Tax Return relating to Non-Income Taxes means the hypothetical Tax liability for such Taxes determined as if such Joint Tax Return were a Separate Tax Return and included only Members of such Group.

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         "SEPARATE TAX RETURN" means any Tax Return that includes a Member of the Parent Group, a Member of the Processing Group or a Member of the Feeding Group that is not a Joint Tax Return.

         "TAX" or "TAXES" means all forms of taxation, whenever created or imposed, and whether imposed by a local, municipal, governmental, state, federal or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, wage withholding, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest (including the actual interest that would have accrued if there were no netting of Taxes), penalties and additions to any such tax, or additional amounts imposed by any Taxing Authority upon the Parent Group, the Processing Group, or the Feeding Group or any of their respective Members or divisions or branches or Affiliates.

         "STOCKHOLDERS AGREEMENT" means the Agreement dated as of the same date hereof by and among Swift & Company, a Delaware corporation, HMTF Rawhide, L.P., a Delaware limited partnership, ConAgra Foods, Inc., a Delaware corporation, and Hicks, Muse, Tate & Furst Incorporated, a Texas corporation.

         "TAX ITEM" means any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credits or any other item which is taken into account in determining taxable income or is otherwise taken into account in determining Taxes paid or payable, including an adjustment under Section 481 of the Code resulting from a change in accounting method.

         "TAX REFUND" means a refund of Taxes (including a reduction in Taxes as a result of any credit or any offset against Taxes or Tax Items) reduced (but not below zero) by any net increase in Taxes Actually Realized by the recipient (or its Affiliate) thereof as a result of the receipt thereof.

         "TAX RETURN" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with respect to estimated tax payments, claims for refund and amended returns that may be filed, for any period with any Taxing Authority in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

         "TAXING AUTHORITY" means any governmental or quasi-governmental body exercising any Taxing authority or Tax regulatory authority.


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

                                   ARTICLE II
                              FILING OF TAX RETURNS

2.1. Joint Tax Returns.

                  (a) Agreement to File on a Consolidated Basis. As long as Processing is eligible to be included in the Parent Affiliated Group for federal income tax purposes, Parent and Processing (and all Affiliates of Processing that are eligible to be included in the Parent Affiliated Group) hereby agree to file and consent to the filing of consolidated federal income Tax Returns in the United States. Processing further agrees to be included, or cause any Affiliate of Processing to be included, in any other Joint Tax Returns to the extent requested by Parent. As long as Feeding is eligible to be included in the Parent Affiliated Group, Parent and Feeding (and all Affiliates of Feeding that are eligible to be included in the Parent Affiliated Group) hereby agree to file and consent to the filing of consolidated federal income Tax Returns in the United States. Feeding further agrees to be included, or cause any Affiliate of Feeding to be included, in any other Joint Tax Returns to the extent requested by Parent.

                  (b) Preparation and Filing. All Joint Tax Returns (including amendments thereto) required to be filed or actually filed after the Effective Date shall be timely prepared and filed or caused to be timely prepared and filed by Parent.

                  (c) Consistent with Past Practice. All Tax Returns described in this Section 2.1, in the absence of a controlling change in law or circumstances, shall be prepared on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed.

         2.2 Separate Tax Returns. All Separate Tax Returns (including amendments thereto) required to be filed or actually filed after the Effective Date shall be the responsibility of Parent if such Tax Returns relate to a Member or Members of the Parent Group or their respective assets or businesses, shall be the responsibility of Processing if such Tax Returns relate to a Member or Members of the Processing Group or their respective assets or businesses, and shall be the responsibility of Feeding if such Tax Returns relate to a Member or Members of the Feeding Group or their respective assets or businesses.

         2.3 Decisions Relating to Preparation of Tax Returns. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.


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                                   ARTICLE III
                                PAYMENT OF TAXES

         3.1 Allocation of Tax Liabilities.

                  (a) Consolidated Federal Tax Liabilities. With respect to any taxable period in which the Parent Affiliated Group files a consolidated federal income Tax Return after the Effective Date:

                           (i) Except as otherwise provided in this Agreement,
                  Parent shall pay or cause to be paid, on a timely basis, all federal income Taxes (including any estimated federal income tax payments) due with respect thereto.

                           (ii) At least two days prior to the due date of
                  Parent's payment of estimated federal income tax, (A) Processing will pay or cause to be paid to or at the direction of Parent (in the event the Processing Group Quarterly Federal Income Tax Payment on such date is positive) or Parent shall pay or cause to be paid to or at the direction of Processing (in the event the Processing Group Quarterly Federal Income Tax Payment on such date is negative) the Processing Group Quarterly Federal Income Tax Payment as of such date, and (B) Feeding will pay or cause to be paid to or at the direction of Parent (if the Feeding Group Quarterly Federal Income Tax Payment on such date is positive) or Parent shall pay or cause to be paid to or at the direction of Feeding (if the Feeding Group Quarterly Federal Income Tax Payment on such date is negative) the Feeding Group Quarterly Federal Income Tax Payment as of such date.

                           (iii) If an additional tax would have been imposed on
                  the Processing Group under Section 6655 of the Code because of an underpayment of estimated federal income tax had the Processing Group paid the Processing Group Quarterly Federal Income Tax Payments and incurred the Processing Group Consolidated Income Tax Liability, Processing will pay or cause to be paid to or at the direction of Parent the amount of the additional tax on the date the additional tax would have been due under Section 6655 of the Code; provided that, the Processing Group's liability to Parent under this provision will be limited to the actual penalty assessed on the Parent Affiliated Group's consolidated federal income Tax Return which is directly attributable to, and resulting from, such underpayment.

                           (iv) On or before the due date (including extensions)
                  of each such consolidated federal income Tax Return, Processing will pay or cause to be paid to or at the direction of Parent (in the event the Processing Group Annual Federal Income Tax Payment is positive) or Parent will pay or cause to be paid to or at the direction of Processing (in the event the Processing Group Annual Federal Income

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                  Tax Payment is negative), as appropriate, the Processing Group
                  Annual Federal Income Tax Payment for the taxable year included in such Tax Return. On or before the due date (including extensions) of each such consolidated federal income Tax Return, Feeding will pay or cause to be paid to or at the direction of Parent (in the event the Feeding Group Annual Federal Income Tax Payment is positive) or Parent will pay or cause to be paid to or at the direction of Feeding (in the event the Feeding Group Annual Federal Income Tax Payment is negative), as appropriate, the Feeding Group Annual Federal Income Tax Payment for the taxable year included in such Tax Return.

                  (b) Combined, Consolidated and Unitary Corporate Taxes. With respect to any Joint Tax Return (other than a consolidated federal income Tax Return) required to be filed after the Effective Date:

                           (i) Parent shall pay or cause to be paid, on a timely
                  basis, all Combined Taxes due with respect thereto.

                           (ii) With respect to any such Tax Return relating to
                  Income Taxes, (A) Processing shall pay or cause to be paid to or at the direction of Parent (in the case that the Processing Consolidated Income Tax Liability is positive) or Parent shall pay or cause to be paid to or at the direction of Processing (in the case that the Processing Group Consolidated Income Tax Liability is negative), at least two days prior to the date payment (including estimated payment) thereof is due, the Processing Group Consolidated Income Tax Liability with respect to such Tax Return, and (B) Feeding shall pay or cause to be paid to or at the direction of Parent (in the case that the Feeding Consolidated Income Tax Liability is positive) or Parent shall pay or cause to be paid to or at the direction of Feeding (in the case that the Feeding Group Consolidated Income Tax Liability is negative), at least two days prior to the date payment (including estimated payment) thereof is due, the Feeding Group Consolidated Income Tax Liability with respect to such Tax Return.

                           (iii) With respect to any such Tax Return relating to
                  Non-Income Taxes, (A) Processing shall pay or cause to be paid to or at the direction of Parent, at least two days prior to the date of payment (including estimated payment) thereof is due, the Processing Group Consolidated Non-Income Tax Liability with respect to such Tax Return, and (B) Feeding shall pay or cause to be paid to or at the direction of Parent, at least two days prior to the date of payment (including estimated payment) thereof is due, the Feeding Group Consolidated Non-Income Tax Liability with respect to such Tax Return.

                  (c) Separate Taxes. Except as otherwise provided in this Agreement, all Taxes due with respect to Separate Tax Returns shall be paid or caused to be paid by the party

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

         responsible under this Agreement for filing the Tax Return pursuant to which such Taxes are due or, if no such Tax Returns are due, by the party liable for such Taxes.

         3.2 Tax Refunds and Carrybacks.

                  (a) Retention and Payment of Tax Refunds. Except as otherwise provided in this Agreement, Parent, Processing and Feeding shall be entitled to retain, and to receive within ten days after Actually Realized by any Member of any other Group, the portion of all Tax Refunds of Taxes which are attributable to and resulting from Tax Items of the Parent Group, the Processing Group and the Feeding Group, respectively.

                  (b) Carrybacks. Notwithstanding Section 3.2(a), (i) all Tax Refunds resulting from the carryback of any Parent Tax Item arising after the Effective Date shall be for the account and benefit of the Parent Group and Feeding or Processing, as appropriate, shall pay or cause to be paid to or at the direction of Parent any such Tax Refund within ten days after it is Actually Realized, (ii) all Tax Refunds resulting from the carryback of any Processing Tax Item arising after the Effective Date shall be for the account of the Processing Group, and Parent or Feeding, as appropriate, shall pay or cause to be paid to or at the direction of Processing any such Tax Refund within ten days after it is Actually Realized, and (iii) all Tax Refunds resulting from the carryback of any Feeding Tax Item arising after the Effective Date shall be for the account and benefit of the Feeding Group and Parent or Processing, as appropriate, shall pay or cause to be paid to or at the direction of Feeding any such Tax Refund within ten days after it is Actually Realized.

                                   ARTICLE IV
                               TAX INDEMNIFICATION

         4.1 Indemnification.

                  (a) Parent Indemnification. Parent shall be liable for and shall indemnify, defend and hold harmless the Members of the Feeding Group and Processing Group and each of their respective Affiliates and Representatives from and against (i) all Taxes required to be paid by the Parent Group pursuant to Section 3.1 to the extent Parent is not entitled to reimbursement therefor by Processing or Feeding, (ii) all Taxes resulting from an Adjustment with respect to a Tax Item of a Member of the Parent Group for any taxable period, and (iii) all Tax Refunds received by the Parent Group and required to be paid to or at the direction of Processing or Feeding pursuant to Section 3.2.

                  (b) Processing Indemnification. Processing shall be liable for and shall indemnify, defend and hold harmless the Members of the Parent Group and Feeding Group and each of their respective Affiliates and Representatives from and against (i) all Taxes required to be paid by the Processing Group pursuant to Section 3.1, (ii) all Taxes resulting



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

         from an Adjustment with respect to a Tax Item of a Member of the Processing Group for any taxable period, and (iii) all Tax Refunds received by the Processing Group and required to be paid to or at the direction of Parent or Feeding pursuant to Section 3.2.

                  (c) Feeding Indemnification. Feeding shall be liable for and shall indemnify, defend and hold harmless the Members of the Parent Group and Processing Group and each of their respective Affiliates and Representatives from and against (i) all Taxes required to be paid by the Feeding Group pursuant to Section 3.1, (ii) all Taxes resulting from an Adjustment with respect to a Tax Item of a Member of the Feeding Group for any taxable period, and (iii) all Tax Refunds received by the Feeding Group and required to be paid to or at the direction of Parent or Processing pursuant to Section 3.2.

                  (d) Payments. Any indemnity payment required to be made pursuant to this Section 4.1 shall be paid within thirty days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than two business days prior to the date on which the relevant Taxes are required to be paid (or would be required to be paid if no such Taxes are due) to the relevant Taxing Authority (including estimated Tax payments).

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Complete Agreement. This Agreement shall constitute the entire agreement between Parent, Processing and Feeding with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         5.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

         5.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is given; on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission; on the business day after delivery to an overnight service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed; or on the fifth day after mailing provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:


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

         IF TO PARENT:      Swift Foods Company
                            1770 Promontory Circle
                            Greeley, CO  80634
                            ATTN: President and Chief Executive Officer
                            Phone: (970) 506-8000
                            Fax: (970) 506-8323

         IF TO PROCESSING:  Swift & Company
                            1770 Promontory Circle
                            Greeley, CO  80634
                            ATTN: President and Chief Executive Officer
                            Phone: (970) 506-8000
                            Fax: (970) 506-8323

         IF TO FEEDING:     Swift Cattle Holdco, Inc.
                            1770 Promontory Circle
                            Greeley, CO  80634
                            ATTN: President
                            Phone: (970) 506-7575
                            Fax: (970) 506-8323

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

         5.4 Amendment and Modification. This Agreement may be amended, modified, supplemented, waived or otherwise modified or terminated only by written agreement of Parent, Processing and Feeding.

         5.5 Successor and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         5.6 No Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement, is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

         5.7 Certain Obligations. Whenever this Agreement requires any Member of the Parent Group, the Processing Group or the Feeding Group to take any action, this Agreement will be deemed to include an undertaking on the part of Parent, Processing or Feeding, as applicable, to cause such other Member to take such action. Processing shall be jointly and severally liable for all payment obligations of Parent to the Feeding Group under this Agreement to the extent attributable



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

to the Processing Group's utilization of Feeding Tax Items. Cattleco shall be jointly and severally liable for all payment obligations of Feeding under this Agreement.

         5.8 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

         5.9 Commitment to Pay. ConAgra Foods, Inc. ("ConAgra") hereby agrees to promptly satisfy in full any and all obligations of the Feeding Group to make payments under Article III of this Agreement following written demand from Parent to the extent that the Feeding Group does not have either (i) funds available therefor, or (ii) the ability to borrow such funds pursuant to that certain Credit Agreement of even date herewith among ConAgra and the Feeding Group (the "Credit Agreement"); provided that the aggregate obligation of ConAgra hereunder shall be limited to the amount of payments received or deemed received by ConAgra from time to time from the Feeding Group (x) under the Term Note (as defined in the Credit Agreement) and (y) out of proceeds attributable to sales or other transfers of Facilities under the Revolving Note (as defined in the Credit Agreement) reduced by (A) the amount that, prior to the date of any demand on ConAgra hereunder, the outstanding balance of the Revolving Note exceeds the outstanding balance under the Revolving Note immediately following the last such application of proceeds and (B) the cumulative amount of distributions made by Feeding in respect of its stock.

         5.10 Counterparts. This Agreement may be executed in two more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

         5.11 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         5.12 Legal Enforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon any such determination that a provision of this Agreement is prohibited or unenforceable in whole or in part, the court or arbitral panel making such determination shall have the power to modify such invalidated provision so as to effect the original intent of the parties as closely as possible.

         5.13 Termination. The parties' obligations to make payments under
Article III shall terminate for all taxable years beginning after the taxable year in which the Feeding Group has consummated a Divestiture of all of the Cattle Feeding Operations; provided, however, that Parent Group shall pay or shall cause Processing Group to pay to Feeding Group the amount of any federal, state or local Tax benefit Actually Realized by the Processing Group resulting from the carryforward of Feeding Tax Items to any of the three taxable years immediately following the taxable year in which the Divestiture of all of the Cattle Feeding Operations is consummated, and Parent Group shall pay to Feeding Group the amount of any federal, state or local Tax benefit Actually Realized by the Parent Group resulting from the carryforward of Feeding Tax Items to any of the three taxable years immediately following the taxable year in which the Divestiture of all of the Cattle Feeding Operations is consummated. Any payments required to be made to the Feeding Group under this Section 5.13 shall be made to ConAgra as designee of Feeding.

         5.14 Agent. Any consent rights of Members of the Parent Group under this Agreement shall be exercised by Parent on behalf of the Parent Group, and any notices given to Parent shall be deemed to be given to each Member of the Parent Group. Any consent rights of Members of the Processing Group under this Agreement shall be exercised by Processing on behalf of the Processing Group, and any notices given to Processing shall be deemed to be given to each Member of the Processing Group. Any consent rights of Members of the Feeding Group under this Agreement shall be exercised by Feeding on behalf of the Feeding Group, and any notices given to Feeding shall be deemed to be given to each Member of the Feeding Group.

         5.15 Arbitration. Any dispute or difference between the parties with respect to the operation or interpretation of this Agreement or any calculation hereunder shall be resolved by three (3) arbitrators, who must be independent tax attorneys or certified public accountants. Each party to the dispute shall each select one arbitrator and the selected arbitrators shall choose an additional arbitrator. The arbitrators shall meet at a mutually agreed upon location. The parties hereby agree that the decision of the arbitrators shall be final and binding on the parties hereto. The losing party shall bear the cost of arbitration including all fees for attorneys and accountants.

         5.16 New Affiliates. Parent shall promptly cause any new Affiliate of Parent to become a party to this Agreement. Any such new Affiliate shall be bound by, and be subject to, all of the terms and conditions of this Agreement, including without limitation, an obligation to pay to or at the direction of the Feeding Group for such new Affiliate's utilization of Feeding Tax Items. For purposes of this Section, a new Affiliate shall be deemed to include a current Member of the Parent Group which begins to conduct an activity, other than its ownership of one or more corporations, that could reasonably be expected to incur Taxes.



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                                       14

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

                                           SWIFT FOODS COMPANY


                                           By: /s/ PATRICK J. KOLEY
                                              ----------------------------------
                                           Name: Patrick J. Koley
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                           SWIFT & COMPANY


                                           By: /s/ PATRICK J. KOLEY
                                              ----------------------------------
                                           Name: Patrick J. Koley
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                                           SWIFT CATTLE HOLDCO, INC.


                                           By: /s/ PATRICK J. KOLEY
                                              ----------------------------------
                                           Name: Patrick J. Koley
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           MONFORT FINANCE COMPANY, INC.


                                           By: /s/ DEBRA L. KEITH
                                              ----------------------------------
                                           Name: Debra L. Keith
                                                --------------------------------
                                           Title: Vice President - Tax
                                                 -------------------------------


                                           For purposes of Section 5.9

                                           CONAGRA FOODS, INC.

                                           By: /s/ DWIGHT J. GOSLEE
                                              ----------------------------------
                                           Name: Dwight J. Goslee
                                                --------------------------------
                                           Title: Executive Vice President,
                                                  Operations Control and
                                                  Development
                                                 -------------------------------


                                       15